Exhibit 99.1

FORTIVE ANNOUNCES STRATEGIC PLANS FOR SEPARATION INTO TWO INDEPENDENT PUBLIC COMPANIES

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Separation Will Create Two Scaled Companies with Focused Business Models: Fortive to Focus on Resilient, High-Quality Recurring Growth Portfolio and the New Company Comprised of the Precision Technologies Businesses (“NewCo”) to Focus on Powerful Secular Growth Trends

•	Both Companies to Offer Distinct and Compelling Investment Profiles

•	Leadership Transition Expected at Spin Completion Consistent with Long-term Succession Planning

•	Expects Transaction to be Completed in Q4 2025

•	Remains Committed to Value-Enhancing Capital Deployment, Prioritizing Share Repurchases Through Completion of Transaction

•	Reaffirms Q3 2024 and Full-Year 2024 Outlook

•	Transaction to be Discussed on Conference Call Thursday, September 5th, at 8:00 a.m. ET

EVERETT, WA, September 4, 2024—Fortive Corporation (“Fortive”) (NYSE: FTV) today announced its intention to pursue a tax-free spin-off of its Precision Technologies segment (“NewCo”). The planned spin-off will create two independent publicly traded companies, each with focused business models and tailored investment and capital allocation strategies.

James A. Lico, Fortive’s President and Chief Executive Officer, stated, “Over the last eight years, we’ve created a more durable, higher-growth company with an intense commitment to innovation. Our unique culture rooted in our powerful Fortive Business System (FBS) has been critical to the value we’ve driven over this period. Today’s announcement marks the next step forward in Fortive’s evolution. Once the spin-off is complete, Fortive will be more focused on recurring revenue and software businesses, and better positioned to accelerate growth and consistently grow earnings and free cash flow. Similarly, our Precision Technologies business will thrive as a standalone public company, focused on key secular growth trends powering the world’s technology advancements. We are confident that this plan will best position each company for the future and deliver enhanced value for all stakeholders.”

Fortive: Focused and Resilient Portfolio with ~50% Recurring Revenue

Upon completion of the planned spin-off, Fortive will consist of the portfolio brands currently operating under Fortive’s Intelligent Operating Solutions and Advanced Healthcare Solutions business segments. Fortive’s market-leading portfolio of technology solutions, with approximately 50% recurring revenue, delivers productivity, safety and reliability value to customers. The company expects to pursue a disciplined and balanced capital allocation strategy, prioritizing M&A that enhances recurring revenue, growth and free cash flow, while remaining balanced between acquisitions and share repurchases.

NewCo: Precision Technologies Businesses Powering the Digital and Electric Future

Following the expected completion of the spin-off, NewCo will comprise the same leading brands currently operating under the Precision Technologies segment and will continue to benefit from FBS’s ability to drive growth, innovation and value. NewCo will also be poised to capitalize on powerful secular tailwinds across key end markets by leveraging its mission critical technologies in test and measurement, specialty sensors, and aerospace and defense subsystems. With industry-leading margins and cash flow generation, NewCo will be well-positioned to pursue organic growth investments, return cash to shareholders, and seek selective M&A opportunities aligned to its core strategy and value creation levers.

Initiation of Fortive Leadership Succession Plan

At the completion of the spin-off, James A. Lico will retire as President and CEO and as a director. Upon Mr. Lico’s retirement, Olumide Soroye, current President and CEO of Fortive’s Intelligent Operation Solutions segment, will be appointed as President, CEO, and a director of Fortive. Tami Newcombe, current President and CEO of Fortive’s Precision Technologies and Advanced Healthcare Solutions business segments, will assume the role of President and CEO of Newco in connection with the separation. Fortive also announced that Chuck E. McLaughlin will retire as CFO by the end of the first quarter of 2025.

Mr. Lico said, “I couldn’t be prouder of what our team has accomplished since Fortive’s launch in 2016. We are driving meaningful progress in the world and delivering differentiated results, backed by our proven Fortive Business System. We have intentionally evolved our FBS toolset to foster innovation, delivering growth and unique value for our customers. I am excited for the opportunities ahead for Fortive and the Precision Technologies segment as two focused, independent public companies under the leadership of Olumide and Tami. Their impactful contributions and dedication have set both companies on a path to success, which gives me great confidence in their future.”

Alan G. Spoon, Chairman of Fortive’s Board, noted, “Over the last eight years Jim has relentlessly strived to make Fortive better every day and will continue to do so through this transition. Olumide and Tami have driven impressive results for Fortive, developing market leading innovation and driving profitable growth. We are looking forward to their continued success as they expand their leadership responsibilities in the future.”

Commitment to Value-Enhancing Capital Deployment

Between now and the completion of the spin-off transaction, Fortive expects to utilize approximately 75% of its available free cash flow to fund incremental share repurchases. The remainder of free cash flow is expected to fund Fortive’s quarterly dividend payments and reduce debt obligations, continuing two strong, investment grade balance sheets upon separation.

Mr. Lico said, “We believe this is the right portfolio evolution for Fortive, and we see proactively repurchasing our shares as the most disciplined and highest value-enhancing deployment of capital as we work to execute the spin.”

Reaffirming Q3 2024 and Full-Year 2024 Outlook

In connection with today’s announcement, Fortive reaffirmed its Q3 2024 and full-year 2024 outlook and expects that its share repurchase program will enhance its EPS growth in 2025.

Separation Details

The spin-off is expected to be effected through a pro-rata distribution to Fortive shareholders of common stock of a newly-formed entity holding certain assets and liabilities comprising the Precision Technologies business. The transaction is intended to qualify as a tax-free spin-off to Fortive shareholders for U.S. federal income tax purposes.

Fortive is currently targeting completion of the spin-off in the fourth quarter of 2025, subject to the satisfaction of certain conditions including, among others, final approval of Fortive’s Board of Directors, satisfactory completion of financing, receipt of a favorable opinion of legal counsel and/or a private letter ruling from the U.S. Internal Revenue Service with respect to the tax treatment of the transaction for U.S. federal income tax purposes, the effectiveness of a Form 10 registration statement filed with the U.S. Securities and Exchange Commission, and other regulatory approvals.

Conference Call Details

Fortive will discuss this announcement on a conference call Thursday, September 5th, starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “News & Events”. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The conference call can be accessed by dialing 877-407-3110 within the U.S. or by dialing 215-268-9915 outside the U.S. a few minutes before 8:00 a.m. ET and notifying the operator that you are dialing in for Fortive’s conference call. A digital recording of the conference call will be available two hours after the completion of the call until Thursday, September 19, 2024. You can access the conference call replay on the “Investors” section of Fortive’s website, www.fortive.com, under “News & Events,” or by dialing 877-660-6853 within the U.S. or 201-612-7415 outside the U.S (Access ID: 13748712).

Advisors

Evercore and Morgan Stanley & Co. LLC are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Fortive.

About Fortive

Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments—Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions—include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 18,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding the anticipated spin-off of Fortive’s Precision Technologies business, the expected timeline for completing the transaction, future investment opportunities for the businesses, the anticipated future growth margin expansion and other financial and operating performance, the anticipated leadership transitions, anticipated benefits and synergies of the transaction, the strategic and competitive advantages, anticipated financial results in the third quarter and full year 2024, secular trends, future share repurchases, future prospects, shareholder value, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future or that use forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the uncertainty of regulatory approvals and the risk that such approvals and other consents or approvals required in connection with the spin-off will not be received or obtained within the expected time frame, on the expected terms or at all, risks associated with the impact, timing or terms of the spin-off, the risk that the necessary conditions to consummate the spin-off will not be satisfied on a timely basis or at all and/or that the spin-off will not be completed within the expected time frame, on the expected terms or at all, our ability to successfully separate the Precision Technologies business and realize the anticipated benefits from the separation (including consummating the transaction on a basis that is tax-free to shareholders for U.S. federal income tax purposes) within the expected time frame, in full or at all, the two separate companies’ ability to succeed as stand-alone, publicly traded companies, risks associated with expected financing transactions undertaken in connection with the spin-off; the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the spin-off will exceed our estimates, the impact of the spin-off on our businesses and the risk that the spin-off may be more difficult, time consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties, deterioration of or instability in the economy, the markets we serve, international trade policies, the condition of the financial markets and the banking systems, security breaches or other disruptions of our information technology systems, our ability to adjust purchases, supply chain management, and manufacturing capacity to reflect market conditions and customer demand, reliance on sole sources of supply, changes in relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations, including our cost of debt, on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, risk related to tax treatment of the separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, Fortive’s ability to generate sufficient cash to finance its share repurchase plans, and disruptions relating to man-made and natural disasters and climate change. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2023. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise. There can be no assurance that the planned spin-off of Fortive’s Precision Technologies business will in fact be completed in the manner described or at all or if it does occur, of its terms or timing.

Contacts

Elena Rosman

Vice President, Investor Relations

Fortive Corporation

6920 Seaway Boulevard

Everett, WA 98203

Telephone: (425) 446-5000